UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2013

KKR Financial Holdings LLC

(Exact Name of Registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 California Street, 50th Floor, San Francisco, California	94104
(Address of principal executive office)	(Zip Code)

415-315-3620

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 7.01                                           Regulation FD Disclosure.

On January 18, 2013, KKR Financial Holdings LLC (the “Company”) issued a press release related to its delivery of the Termination Notice (as defined below).  A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.  The information contained in this Item 7.01 and the attached press release is “furnished” but not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01                                           Other Events.

Reference is made to the First Supplemental Indenture, dated January 15, 2010, supplementing the Indenture dated January 15, 2010 (together, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to the Company’s 7.50% convertible senior notes due 2017 (the “Notes”). As of January 18, 2013, $172.5 million in aggregate principal amount of the Notes was outstanding. The Indenture was filed as Exhibits 4.1 and 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 15, 2010.

On January 18, 2013, the Company issued a conversion rights termination notice (the “Termination Notice”) to holders of the Notes pursuant to Section 8.16 of the Indenture. The Company has elected to terminate the right to convert the Notes effective as of February 17, 2013 (the “Conversion Rights Termination Date”). Holders of the Notes may exercise their conversion rights at any time on or prior to the close of business on February 15, 2013 in accordance with the terms and instructions set forth in Section 8.02 of the Indenture.  Holders exercising their conversion rights on or before February 15, 2013 will receive cash, common shares of the Company (“Common Shares”) or a combination thereof, at the discretion of the Company, in an amount equal to the Conversion Rate plus a make-whole premium calculated in accordance with Sections 8.12 and 8.13 of the Indenture. At this time the Company expects to settle the principal amount of any converted Notes in cash with the remainder of the amount due upon conversion settled in Common Shares; however, the Company retains the right to elect an alternative settlement method in accordance with the terms of the Indenture. The Conversion Rate on January 18, 2013 was equal to 141.8256 Common Shares for each $1,000 principal amount of Notes, plus an additional 9.2324 Common Shares per $1,000 principal amount to account for the make-whole premium.  The Company will notify all Holders tendering Notes for conversion of the settlement method elected in respect to such Notes within two Business Days of the date on which such Holders deliver a Conversion Termination Notice to the Company. Notes tendered for conversion shall be deemed paid in full and the Company will have no further obligation with respect to such Notes.  Beneficial holders of Notes may exercise their conversion rights pursuant to the Depository Trust Company’s book-entry conversion program. Capitalized terms used herein but not defined shall have the meaning given them in the Indenture.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
99.1	KKR Financial Holdings LLC Issues Conversion Right Termination Notice for Its 7.50% Convertible Senior Notes Due 2017

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This current report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available to the Company as of the date of this current report and actual results may differ.  These forward-looking statements involve known and unknown risks, uncertainties and other factors beyond the Company’s control.  Any forward-looking statements speak only as of the date of this current report and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2012 and the risks described in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

	By:	/s/ NICOLE J. MACARCHUK
	Name:	Nicole J. Macarchuk
	Title:	Secretary and General Counsel

Date: January 18, 2013